                                                                    Exhibit 4.12

                                RATIFICATION AND
                                ----------------
                   FIRST AMENDMENT TO INTERCREDITOR AGREEMENT
                   ------------------------------------------

THIS RATIFICATION AND FIRST AMENDMENT INTERCREDITOR AGREEMENT (this "Amendment") is made as of March 29, 2002, by and among MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP ("Borrower"), LASALLE BANK NATIONAL ASSOCIATION (F/K/A LASALLE NATIONAL BANK), AS TRUSTEE FOR MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1996-2 ("Senior Lender"), and LASALLE BANK NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF ISTAR ASSET RECEIVABLES TRUST COLLATERALIZED MORTGAGE BONDS SERIES 2000-1 ("Subordinate Lender").

                                    RECITALS
                                    --------

     A. By assignment, Senior Lender is the owner and holder of fifteen (15) separate loans to Borrower in the aggregate original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (collectively, the "Senior Loan") and the owner and holder of the instruments and documents (collectively, the "Senior Loan Documents") evidencing, securing or otherwise relating to the Senior Loan including, without limitation, (i) that certain Loan Agreement dated October 10, 1995 by and between Borrower and German American Capital Corporation, as agent or trustee ("Original Senior Lender"), as the same has been modified and amended by that certain First Amendment to Loan Agreement dated as of April 23, 1996 by and between Borrower and Original Senior Lender (as so modified and amended, the "Senior Loan Agreement") and (ii) the instruments described on Exhibit "B" attached hereto and made a part hereof.
                         -----------

     B. Midland Loan Services, Inc. services the Senior Loan for Senior Lender, as Master Servicer pursuant to a certain Pooling and Servicing Agreement by and among SSMC Funding Corp., as Depositor, Self Storage Mortgage Corporation, as Originator, Midland Loan Services, L.P., as Master Servicer, Self Storage Service Corp., as Subservicer, and LaSalle National Bank, as Trustee dated as of December 17, 1996.

     C. By assignment, Subordinate Lender is the owner and holder of a loan to Borrower in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (the "Subordinate Loan") and the owner and holder of the instruments and documents (collectively, the "Subordinate Loan Documents") evidencing, securing or otherwise relating to the Subordinate Loan including, without limitation, (i) that certain Loan Agreement dated October 10, 1995 by and between Borrower and Starwood Mezzanine Investors, L.P. ("Original Subordinate Lender") (as amended from time to time, the "Subordinate Loan Agreement") and (ii) the instruments described on Exhibit "C" attached hereto
                                                  -----------
and made a part hereof.

     D. iStar Asset Services, Inc. services the Subordinate Loan for Subordinate Lender, as Primary Servicer pursuant to a certain Primary Servicing Agreement dated as of May 17, 2000.

     E. Borrower, Original Senior Lender and Original Subordinate Lender entered into that certain Intercreditor Agreement dated October 10, 1995 (the "Agreement").

     F. Borrower, RIBM One LLC ("RIBM"), Apple Hospitality Two, Inc. ("AHT") and AHT Res Acquisition, L.P. ("Merger Sub") have entered into an Agreement and Plan of Merger dated November 28, 2001 pursuant to which Merger Sub has merged with and into Borrower (with Borrower being the surviving entity), and Borrower has become a wholly owned indirect subsidiary of AHT (said merger being hereinafter referred to as the " Merger").

     G. In connection with the Merger, Borrower desires to, among other things, enter into a master lease agreement (the "Lease Agreement") with Lessee for each of the Marriott Residence Inn hotels securing the Senior Loan and the Subordinate Loan and described on Exhibit "A" attached hereto and made a part
                                  -----------
hereof (collectively, the "Hotels"), assign to Lessee all of Borrower's right, title and interest under the Management Agreement dated March 28, 1988 between Borrower and Manager (the "Management Agreement") and, in connection therewith, Lessee desires to amend and restate the Management Agreement in its entirety pursuant to an Amendment and Restatement of Management Agreement by and between Lessee and Manager (the "Restated Management Agreement").

     H. Borrower has requested that Senior Lender and Subordinate Lender consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and Senior Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger (the "Senior Lender Consent") dated of even date herewith by and among Senior Lender, Borrower, AHT Res I GP, Inc., a Virginia corporation ("New GP"), RIBM and Lessee, and Subordinate Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger (the "Subordinate Lender Consent") dated of even date herewith among Subordinate Lender, Borrower, New GP, RIBM and Lessee.

     I. In connection with the execution and delivery of the Senior Lender Consent and the Subordinate Lender Consent and the other documents and instruments contemplated thereby, Borrower, Senior Lender and Subordinate Lender desire to enter into this Amendment.

     NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Definitions. All terms used herein which are not otherwise defined
        -----------
herein shall have the meanings set forth in the Agreement.

     2. Ratification. Except as herein set forth, all terms, covenants, and
        ------------
provisions of the Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Agreement as modified and amended herein. Except as herein set forth, nothing in this Amendment or in any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the obligations of the Senior Lender, the Subordinate Lender or the Borrower under the Agreement.

     3. Consents. Senior Lender hereby consents to the execution and delivery of
        --------
the Subordinate Lender Consent in the form previously delivered to Senior Lender, the execution and delivery of the documents and instruments contemplated thereby and set forth on Exhibit "D" attached hereto and made a part hereof
                         -----------
(collectively, the "Subordinate Loan Additional Documents") and the modifications of, and supplements to, the Subordinate Loan Documents as provided therein. Subordinate Lender hereby consents to the execution and delivery of the Senior Lender Consent in the form previously delivered to Subordinate Lender, the execution and delivery of the documents and instruments contemplated thereby and set forth on Exhibit "E" attached hereto and made a part hereof
                 -----------
(collectively, the "Senior Loan Additional Documents") and the modifications of, and supplements to, the Senior Loan Documents as provided therein.

     4. Modifications. Senior Lender, Subordinate Lender and Borrower do hereby
        -------------
agree that (a) for the purposes of the Agreement, the term "GACC Loan Documents" shall include the Senior Lender Consent and the Senior Loan Additional Documents and the term "Starwood Loan Documents" shall include the Subordinate Lender Consent and the Subordinate Loan Additional Documents, (b) all references in the Agreement to the GACC Loan Documents shall be deemed references to the GACC Loan Documents, as amended and supplemented by the Senior Lender Consent and the Senior Loan Additional Documents and all references in the Agreement to the Starwood Loan Documents shall be deemed references to the Starwood Loan Documents as amended and supplemented by the Subordinate Lender Consent and the Subordinate Loan Additional Documents, and (c) the term "Trust Property" shall include all collateral or security described in the Senior Loan Additional Documents.

     5. Subordination. In furtherance of the foregoing, but without limiting or
        -------------
diminishing any of the provisions of the Agreement, as amended hereby, Subordinate Lender covenants and agrees that the liens and security interests created under the Subordinate Loan Additional Documents, as the same may be amended, extended, renewed, refinanced, increased, consolidated or assigned (without implying any right to amend, extend, renew, refinance, increase, consolidate or assign in violation of the Agreement) are hereby made, and shall continue to be, subject and subordinate to the liens created by, as well as all of the terms, covenants and conditions in, the Senior Loan Additional Documents.

     6. Cross Default and Cross Collateralization. Subordinate Lender hereby
        -----------------------------------------
agrees that the liens and security interests created by the Subordinate Loan Additional Documents shall secure only the indebtedness and obligations described in the Starwood Note and other Subordinate Loan Documents and shall not secure any other indebtedness whatsoever. Subordinate Lender further agrees that in no event shall the Subordinate Loan or the Subordinate Loan Documents be cross-defaulted or cross-collateralized with any other indebtedness and any attempt to secure any other indebtedness shall be null and void and of no force or effect. Senior Lender hereby agrees that the liens and security interests created by the Senior Loan Additional Documents shall secure only the indebtedness and obligations described in the GACC Promissory Note and the other Senior Loan Documents and shall not secure any other indebtedness whatsoever. Senior Lender further agrees that in no event shall the Senior Loan or the Senior Loan Documents be cross-defaulted or cross-collateralized with any other indebtedness and any attempt to secure any other indebtedness shall be null and void and of no force or effect. Notwithstanding the preceding provisions of this paragraph 6, the Senior Loan and the Senior Loan Documents may be cross-defaulted with the Subordinate Loan and the Subordinate Loan Documents, and vice versa, as contemplated in the Agreement.

     7. Notices. From and after the date hereof, any notice, consent, request or
        -------
other communication required or permitted under the Agreement shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Agreement using (a) if to Senior Lender, the following address:

        LaSalle Bank National Association, as Trustee
        c/o Midland Loan Services, Inc.
        210 West 10th Street, 6th Floor
        Kansas City, Missouri  64105
        Attention:  Ms. Shay Janssen

and (b) if to Subordinate Lender, the following address:

        LaSalle Bank National Association, as Trustee
        c/o iStar Asset Services, Inc.
        100 Great Meadow Road, Suite 603
        Wethersfield, Connecticut  06109
        Attention:  Barbara Rubin

and (c) if to Borrower, the following address:

        Marriott Residence Inn Limited Partnership
        10 South Third Street
        Richmond, Virginia  23219
        Attention:  Glade M. Knight
                    General Counsel

     with a copy to:

        Jenkens & Gilchrist, P.C.
        1445 Ross Avenue, Suite 3200
        Dallas, Texas  75202
        Attention:  Thomas E. Davis

     8. References to Agreement. All references in the Senior Loan Documents and
        -----------------------
the Subordinate Loan Documents to the Agreement shall be deemed a reference to the Agreement as modified and amended herein.

     9. Representations and Warranties of Parties. Each of Borrower, Senior
        -----------------------------------------
Lender, and Subordinate Lender represents and warrants, as to itself only, as follows:

          (a) Authorization. The execution, delivery and performance of this
              -------------
Amendment and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon such Person or any of its properties or to which such Person is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

          (b) Enforceability. The execution and delivery of this Amendment are
              --------------
valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Approvals. The execution, delivery, and performance of this
              ---------
Amendment and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority, in each case, other than those already obtained.

     10. Counterparts. This Amendment may be executed in any number of
         ------------
counterparts which shall together constitute but one and the same agreement.

     11. Miscellaneous. This Amendment shall be construed and enforced in
         -------------
accordance with the laws of the State of New York. Borrower shall pay all reasonable fees and expenses of Senior Lender's and Subordinate Lender's counsel in connection with the execution and delivery of this Amendment. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

                                       BORROWER:
                                       ---------

                                       MARRIOTT RESIDENCE LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By: AHT Res I GP, Inc., a Virginia
                                           corporation


                                           By: /s/ Glade M. Knight
                                              ----------------------------------
                                              Name: Glade M. Knight
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                                    (CORPORATE SEAL)

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       SENIOR LENDER:
                                       -------------

                                       LASALLE BANK NATIONAL
                                       ASSOCIATION F/K/A LASALLE
                                       NATIONAL BANK, as Trustee for
                                       Mortgage Pass-Through Certificates Series
                                       1996-2, by and through MIDLAND LOAN
                                       SERVICES, INC., its Master Servicer and
                                       Attorney-In-Fact


                                       By: /s/ Paula J. Mickelson
                                          --------------------------------------
                                          Name: Paula J. Mickelson
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       SUBORDINATE LENDER:
                                       ------------------

                                       LASALLE BANK NATIONAL
                                       ASSOCIATION, AS INDENTURE
                                       TRUSTEE FOR THE BENEFIT OF THE
                                       HOLDERS OF ISTAR ASSET
                                       RECEIVABLES TRUST
                                       COLLATERALIZED MORTGAGE
                                       BONDS SERIES 2000-1

                                       By: iStar Asset Services, Inc., as duly
                                           authorized primary servicer


                                           By:  /s/ Barbara Rubin
                                              ----------------------------------
                                              Name: Barbara Rubin
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                   EXHIBIT "A"
                                   -----------

                                   THE HOTELS
                                   ----------

1.   Marriott Residence Inn located at 881 Baker Street, Costa Mesa, California.

2.   Marriott Residence Inn located at 8901 Gilman Drive, La Jolla, California.

3. Marriott Residence Inn located at 4111 E. Willow Street, Long Beach, California.

4.   Marriott Residence Inn located at 3030 Center Green Drive, Boulder,
     Colorado.

5. Marriott Residence Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6.   Marriott Residence Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7.   Marriott Residence Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8.   Marriott Residence Inn located at 2001 S. Highland Avenue, Lombard,
     Illinois.

9. Marriott Residence Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10.  Marriott Residence Inn located at 15431 Conway, Chesterfield, Missouri.

11.  Marriott Residence Inn located at 1100 McMorrow Avenue, St. Louis,
     Missouri.

12.  Marriott Residence Inn located at 11689 Chester Road, Cincinnati, Ohio.

13.  Marriott Residence Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14.  Marriott Residence Inn located at 7070 Poe Avenue, Dayton, Ohio.

15.  Marriott Residence Inn located at 155 Prestige Place, Miamisburg, Ohio.

                                   EXHIBIT "B"
                                   -----------

                              SENIOR LOAN DOCUMENTS
                              ---------------------

1. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California.

2. Promissory Note, dated as of October 10, 1995, in the original principal amount of $17,600,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California.

3. Promissory Note, dated as of October 10, 1995, in the original principal amount of $9,700,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California.

4. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,800,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado.

5. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,000,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,400,000.00 from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,200,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois.

9. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,100,000.00, from Marriott Residence Inn Limited Partnership to the German

     American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10. Promissory Note, in the original principal amount of $4,200,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri.

11. Promissory Note, dated as of October 10, 1995, in the original principal amount of $8,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri.

12. Promissory Note, dated as of October 10, 1995, in the original principal amount of $4,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio.

13. Promissory Note, dated as of October 10, 1995, in the original principal amount of $3,000,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14. Promissory Note, dated as of October 10, 1995, in the original principal amount of $2,300,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio.

15. Promissory Note, dated as of October 10, 1995, in the original principal amount of $3,100,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio.

16. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California, recorded at Document No. 19950458455, Orange County Recorder's Office.

17. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California, recorded at Document No. 1995-0468108, San Diego County Recorder's Office.

18. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California, recorded at Document No. 951695508, Los Angeles County Recorder's Office.

19. Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing from Marriott Residence Inn Limited Partnership to the Public Trustee for the County of Boulder for the benefit of the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado, recorded at Document No. 01555506, Boulder County Recorder's office.

20. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia, recorded at Book 20126, page 07, Fulton County Clerk of the Superior Court.

21. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia, recorded at Book 8725, page 003, DeKalb County Clerk of the Superior Court.

22. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia, recorded at Book 9181, Page 0072, Cobb County Superior Court.

23. Mortgage and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois, recorded at R95-143176, Du Page County Recorder's Office.

24. Mortgage and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan, recorded at Liber 15749, page 328, Oakland County Register of Deeds.

25. Future Advance Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Michael R. Turley, solely as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri, recorded at Book 10636, page 440, St. Louis County Recorder of Deeds.

26. Future Advance Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Michael R. Turley, solely as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri, recorded at Book 10636, page 155, St. Louis County Recorder of Deeds .

27. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio, recorded at Book 6883, page 1847, Hamilton County Recorder's Office.

28. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio, recorded at Document No. 30271-A07, Franklin County Recorder's Office.

29. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio, recorded at MORT 95-3067, E03, Montgomery County Recorder's Office.

30. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio, recorded at 95-3063B05, Montgomery County Recorder's Office.

31. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California, recorded at Document No. 19950458456, Orange County Recorder.

32. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California, recorded at 1995-0468109, San Diego County Recorder's Office.

33. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California, recorded at 95 1695509 Los Angeles County Recorder's Office.

34. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado, recorded at Document No. 01555507, Boulder County Recorder.

35. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia, recorded at Book 20126, page 84, Fulton County Clerk of Superior Court.

36. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the
     Inn located at 1901 Savoy Drive, Chamblee, Georgia, recorded at           .
                                                                    -----------

37. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia, recorded at Book 9181, page 0154, Cobb County Clerk of Superior Court.

38. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois, recorded at R95-143177, Du Page County Recorder.

39. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan, recorded at Liber 15749, page 408, Oakland County Register of Deeds.

40. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri, recorded at Book 10636, Page 517, St. Louis County Recorder of Deeds.

41. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri, recorded at Book 10636, page 234, St. Louis County Recorder of Deeds.

42. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio, recorded at Book 6883, page 1925, Hamilton County Recorder.

43. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio, recorded at 30271E05 Franklin County Recorder's Office.

44. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio, recorded at 95-3069A06.

45. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio, recorded at 95-3069A06, Montgomery County Recorder's Office.

46. Indemnity Agreement by Marriott Residence Inn Limited Partnership and RIBM One Corporation in favor of the German American Capital Corporation, dated October 10, 1995.

47. Loan Agreement by and between Marriott Residence Inn Limited Partnership and the German American Capital Corporation, dated October 10, 1995.

48. First Amendment to Loan Agreement, dated as of April 23, 1996, by and between Marriott Residence Inn Limited Partnership and the German American Capital Corporation.

49. Four Party Agreement, dated October 10, 1995, by and between Marriott Residence Inn Limited Partnership, the German American Capital Corporation, Starwood Mezzanine Investors, L.P., and Residence Inn by Marriott, Inc.

50. Fifteen (15) separate Subordination, Non-disturbance and Attornment Agreements, dated October 10, 1995, between Starwood Mezzanine Investors, L.P. and Residence Inn by Marriott, Inc.

51. Assignment of Management Agreement and Manager's Consent, dated October 10, 1995, by Marriott Residence Inn Limited Partnership to German American Capital Corporation.

52. Manager Estoppel Certificate by Residence Inn by Marriott, Inc., dated October 10, 1995.

53. Letter Agreement, dated October 10, 1995, between Marriott Residence Inn Limited Partnership and German American Capital Corporation.

54.  UCC Financing Statements relating to each of the Hotels.

                                   EXHIBIT "C"
                                   -----------

                           SUBORDINATE LOAN DOCUMENTS

                                   EXHIBIT "D"
                                   -----------

                      SUBORDINATE LOAN ADDITIONAL DOCUMENTS

1.   Consent to Merger

2.   Loan Modification Agreement

3.   First Amendment to Four Party Agreement

4.   Lessee Estoppel, Subordination and Agreement

5. Fifteen (15) Assignment of Rents and Revenues (from Lessee) - one for each Hotel (Second Priority)

6.   Security Agreement (from Lessee) (Second Priority)

7.   UCC Financing Statements (from Lessee)

8.   Manager Estoppel, Ratification and Modification Agreement

9.   Indemnity Agreement (from New GP and Lessee)

10.  General Partner Note Certification

11.  Ratification and First Amendment to Intercreditor Agreement

12.  Secretary's Certificate for AHT GP, Inc. (New General Partner)

13. Certificate as to Lessee's organization documents, incumbency and resolution

                                   EXHIBIT "E"
                                   -----------

                        SENIOR LOAN ADDITIONAL DOCUMENTS
                        --------------------------------

1.   Consent to Merger

2.   Loan Modification Agreement

3.   First Amendment to Four Party Agreement

4.   Lessee Estoppel, Subordination and Agreement

5. Fifteen (15) Assignment of Rents and Revenues (from Lessee) - one for each Hotel

6.   Security Agreement (from Lessee)

7.   UCC Financing Statements (from Lessee)

8.   Manager Estoppel, Ratification and Modification Agreement

9.   Indemnity Agreement (from New GP and Lessee)

10.  General Partner Note Certification

11.  Ratification and First Amendment to Intercreditor Agreement

12.  Secretary's Certificate for AHT GP, Inc. (New General Partner)

13. Certificate as to Lessee's organization documents, incumbency and resolution

                                      E-1